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                                                                   EXHIBIT (a).6
                           CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES S COMMON SHARES
                             SERIES T COMMON SHARES
                             SERIES U COMMON SHARES
                             SERIES V COMMON SHARES
                             SERIES W COMMON SHARES
                                       OF
                            FORTIS SERIES FUND, INC.

     The undersigned duly elected Secretary of Fortis Series Fund, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on December 16, 1999.

                     DESIGNATION OF SERIES S COMMON SHARES,
                             SERIES T COMMON SHARES,
                             SERIES U COMMON SHARES,
                             SERIES V COMMON SHARES,
                             SERIES W COMMON SHARES

     WHEREAS, the total authorized number of shares of the Corporation is 20,000,000,000, all of which shares are common shares, $.01 par value per shares, as set forth in the Corporation's Articles of Incorporation, as amended; and

     WHEREAS, of said total authorized shares, 2,000,000,000 shares have been designated Series A Common Shares, 2,000,000,000 shares have been designated Series B Common Shares, 2,000,000,000 shares have been designated Series C Common Shares, 2,000,000,000 shares have been designated Series D Common Shares, 500,000,000 shares have been designated Series E Common Shares, 1,500,000,000 shares have been designated Series F Common Shares, 1,000,000,000 shares have been designated Series G Common Shares, 1,000,000,000 shares have been designated Series H Common Shares, 1,000,000,000 shares have been designated Series I Common Shares, 1,000,000,000 shares have been designated J Common Shares, 1,000,000,000 shares have been designated Series K Common Shares, 1,000,000,000 shares have been designated Series L Common Shares, 500,000,000 shares have been designated Series M Common Shares, 500,000,000 shares have been designated Series N Common Shares, 500,000,000 shares have been designated Series O Common Sharers, 500,000,000 shares have been designated as Series P Common Shares, 500,000,000 shares have been designated as Series Q Common Shares, and 500,000,000 shares have been designated as Series R Common Shares; and

     WHEREAS, said Articles of Incorporation, as amended, set forth that the balance of 1,000,000,000 authorized but unissued common shares may be issued in such series with such designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a

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     resolution or resolutions providing for the issue of any series of common shares as may be adopted from time to time by the Board of Directors of the Corporation; now therefore

     BE IT RESOLVED, that of the remaining 1,000,000,000 authorized but unissued common shares of the Corporation 50,000,000 be, and hereby are, designated as Series S Common Shares, 50,000,000 be, and hereby are, designated as Series T Common Shares, 50,000,000 be, and hereby are, designated as Series U Common Shares, 50,000,000 be, and hereby are, designated as Series V Common Shares and 50,000,000 be, and hereby are, designated as Series W Common Shares, and each of said Series S Common Shares, Series T Common Shares, Series U Common Shares, Series V Common Shares, and Series W Common Shares shall represent interests in a separate and distinct portion of the Corporation's assets and liabilities which shall take the form of a separate portfolio of investment securities, cash, other assets and liabilities.

     BE IT FURTHER RESOLVED, that Articles 5, 6 and 7 of the Articles of Incorporation, as amended, of the Corporation setting forth the preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of and among each series of common shares be, and they hereby are, adopted as the preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, and among the Series S Common Shares, Series T Common Shares, Series U Common Shares, Series V Common Shares, and Series W Common Shares, and other series of the Corporation designated previously by the Corporation.

     BE IT FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota, a Certificate of Designation setting forth the relative rights and preferences of the Series S Common Shares, Series T Common Shares, Series U Common Shares, Series V Common Shares, and Series W Common Shares, as required by Subd. 3(b) of Section 401 of the Minnesota Business Corporation Act.

     BE IT FURTHER RESOLVED, that there is hereby authorized the issuance of each of said Series S Common Shares, Series T Common Shares, Series U Common Shares, Series V Common Shares, and Series W Common Shares, provided that such shares shall be issued at a price no less than their net asset value per share.

     BE IT FURTHER RESOLVED, that upon receipt of the issuance price for the shares authorized to be issued hereinabove, either in connection with the original issues of the shares or the issue following the redemption of such shares by the Corporation (and after filing pursuant to Minnesota Statues, Section 203A.401, Subd. 3(b), a statement with the Secretary of State of the State of Minnesota setting forth the name of the Corporation and the text of the relevant portions of these resolutions and certifying the adoption of such portions of these resolutions and the date of adoption), the officers of the Corporation are hereby authorized and directed to issue certificates representing shares (or confirm purchases to investors and credit such purchases to their accounts) of the Series S Common Shares, Series T Common Shares, Series U Common Shares, Series V Common

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     Shares, and Series W Common Shares of the Corporation, and such shares are hereby declared to be validly and legally issued, fully paidand nonassessable.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this 24th day of March, 2000.




                                             Michael J. Radmer, Secretary


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